Exhibit 99.2

VIRCO MFG. CORPORATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS 906 OF THE
ADOPTED SECTION PURSUANT TO SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Virco Mfg. Corporation (the “Company”) on Form 10-Q for the period ending October 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert E. Dose, Vice President — Finance of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 13, 2002	/s/ Robert E. Dose
Robert E. Dose Vice President — Finance